UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 12, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610 , Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights	IMMR	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Immersion Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission on August 15, 2022 announcing that the Company’s Board of Directors (the “Board”) had approved and adopted an amendment and restatement of the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”). This Amendment No. 1 to the Original Form 8-K is being filed solely to correct certain information provided in the Original Form 8-K related to the deadlines to nominate a person as a candidate for director pursuant to the Amended and Restated Bylaws. The Amended and Restated Bylaws filed with the Original Form 8-K were correct, and the disclosures (except as noted below) and exhibits included in the Original Form 8-K otherwise remain unchanged.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2022, in connection with a periodic review of the bylaws of the Company, the Board approved and adopted the Amended and Restated Bylaws, effective immediately. All capitalized terms used that are not defined in this Form 8-K shall have the meaning set forth in the Amended and Restated Bylaws. Among the changes contained in the Amended and Restated Bylaws are the following:

•Stockholder Nomination of Director Candidates.

◦Stockholder Nomination Deadline. To be timely, the Nominating Notice must be made in writing and delivered to, or mailed and received by, the Secretary of the Company at the principal office of the Company (i) not less than 90 calendar days nor more than 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was first made publicly available to stockholders in connection with the previous year’s annual meeting of stockholders, or (ii) in the event that the annual meeting of stockholders is called for a date that is more than 30 calendar days before or more than 60 days after the first anniversary of the date of the previous year’s annual meeting, or if the Company did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding calendar year, notice by the stockholder to be timely must be delivered to, or mailed and received by, the Secretary of the Company not later than the close of business on the later of (a) the 90th calendar day prior to such annual meeting and (b) the 10th calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made (or if that day is not a business day for the Company, on the next succeeding business day).

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. A blackline of the Amended and Restated Bylaws, marked against the prior version of the Company’s amended and restated bylaws, is filed herewith as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

a.Exhibits

Exhibit No.	Exhibit Title
3.1
Immersion Corporation Amended and Restated Bylaws, effective as of August 12, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on August 15, 2022)

3.2
Immersion Corporation Amended and Restated Bylaws, effective as of August 12, 2022 (marked to show changes against prior version) (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company with the Commission on August 15, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	October 28, 2022	By:	/s/ FRANCIS JOSE
		Name:	Francis Jose
		Title:	Chief Executive Officer